UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : June 26, 2006

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois	60147-0393
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operation and Financial Condition

On June 26, 2006, Richardson Electronics, Ltd. issued a press release reporting preliminary sales for its fourth quarter and full year of fiscal 2006, which ended June 3, 2006. A copy of the press release is furnished below:

Richardson Electronics, Ltd. Announces Preliminary Fourth Quarter Sales

LaFox, IL, Monday, June 26, 2006: Richardson Electronics, Ltd. (NASDAQ: RELL) announced today preliminary sales for the fourth quarter and full year of fiscal 2006, which ended June 3, 2006. Sales in the fourth quarter are expected to be approximately $172 million, which would represent a 17% increase over sales of $147 million in the fourth quarter of last year and would be 9% higher than any other quarter in the Company’s history. The sales growth was led by increased sales in the Display Systems Group of 40% and increased sales in the RF, Wireless & Power Division of 21%, each as compared to the prior year’s fourth quarter.

Overall, sales in fiscal 2006 are expected to finish at approximately $638 million, which would be 10% higher than fiscal 2005. Sales increased 22% in the Display Systems Group, 13% in the RF, Wireless & Power Division, 3% in the Security Systems Division and 3% in the Electron Device Group.

As a result of the ongoing evaluation of previously announced accounting errors, the Company has not filed its Form 10-Q for its fiscal quarter ended March 4, 2006. The Company intends to file the report on Form 10-Q for that period and amended reports for prior periods as soon as possible.

This release includes certain “forward-looking” statements as defined by the SEC. Statements in this press release regarding the Company’s business which are not historical facts represent “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the risk factors described under “Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995” in the Company’s annual report on Form 10-K. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “Engineered Solutions,” serving the RF, Wireless & Power Conversion; Electron Device; Security; and Display Systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.

Date: June 28, 2006	By:	/s/ David J. DeNeve
	Name:	David J. DeNeve
	Title:	Senior Vice President and
Chief Financial Officer